UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Convertible Promissory Note Issued January 19, 2018

Effective on January 19, 2018, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Lender”), pursuant to which the Company sold the Lender a convertible note in the amount of $63,000, bearing interest at the rate of 12% per annum (the “Convertible Note”). The Company paid the Lender $1,500 in reimbursement of Lender’s legal fees incurred in connection with documenting the loan. The Convertible Note provides the Lender the right, at any time after 180 days from the Issue Date of the Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) of such Convertible Note into shares of the Company’s common stock at the Conversion Price equal to 58% multiplied by the Market Price, defined as the average of the lowest two (2) Trading Prices for the common stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The Convertible Note is payable, along with interest thereon on October 30, 2018. In the event that any principal or interest is not timely paid, such amount accrues interest at 22% per annum until paid in full.

The Company may repay the Convertible Note (prior to conversion), at 120% of such note (and accrued and unpaid interest thereon) if the note is repaid during the period beginning on the Issue Date and ending 150 days following the Issue Date; and 125% of such note (and accrued and unpaid interest thereon) if such note is repaid during the period beginning on the date that is 151 days from the Issue Date and ending 180 days following the Issue Date. After 180 days have elapsed from the Issue Date the Company has no right to prepay the Convertible Note.

The Note provides for customary events of default such as failing to timely make payments under the Note when due, unsatisfied judgments against the Company, failure to issue conversion shares in a timely manner and failure of the Company to file annual and quarterly reports with the Securities and Exchange Commission. Upon the occurrence of an event of default, as described in the Convertible Note, the Note shall become immediately due and payable and the Company is required to pay to the Lender, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, (the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of common stock issuable upon conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the common stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”), and the Lender shall be entitled to exercise all other rights and remedies available at law or in equity. If the Company fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Lender shall have the right at any time, to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of common stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

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THE DESCRIPTIONS ABOVE OF THE TERMS OF THE SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE NOTE ARE SUMMARIES OF THE TERMS OF THOSE AGREEMENTS. REFERENCE IS MADE TO COPIES OF THE SECURITIES PURCHASE AGREEMENT AND NOTE ATTACHED TO THIS REPORT AS EXHIBITS FOR THE COMPLETE TERMS THEREOF, WHICH EXHIBITS ARE INCORPORATED HEREIN BY REFERENCE. ALL CAPITALIZED TERMS IN THE ABOVE DESCRIPTIONS OF THE SECURITIES PURCHASE AGREEMENT AND NOTE ARE DEFINED IN THE EXIBITS OF THOSE DOCUMENTS FILED HEREWITH IN WHICH SUCH TERMS ARE USED.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Principal Purchaser	Underwriter	Total Offering Price/ Underwriting Discounts
January 19, 2017	Convertible Promissory Note in the principal amount of $63,000 issued to Power Up Lending Group, Ltd.	Private Investor	NA	$63,000/NA

(1) The issuances to lenders and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D promulgated by the SEC under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.65	Convertible Note issued January 19, 2018 to Power Up Lending Group Ltd..
10.66	Securities Purchase Agreement, dated January 17, 2018, between the Company and Power Up Lending Group Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: January 29, 2018	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

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